Exhibit 10.1

STOCK PURCHASE AGREEMENT

by and among

SAM NOURSALEHI
YUGANG HU
ALLEN JOEL DICKSON
RYAN RAY
OLIVER WAYNE BLANTON

and

OVERSTOCK.COM, INC.
dated as of
June 28, 2018

STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (this “Agreement”), dated as of June 28, 2018, is entered into by and among Sam Noursalehi, Yugang Hu, Allen Joel Dickson, Ryan Ray and Oliver Wayne Blanton (collectively, “Sellers” and each, a “Seller”), and OVERSTOCK.COM, INC., a Delaware corporation (“Buyer” or “Overstock”).
RECITALS
WHEREAS, Sellers own 100% of the outstanding capital stock (the “Shares”) of SiteHelix, Inc., a Delaware corporation (“SiteHelix”);
WHEREAS, Sellers wish to sell and assign to Buyer, and Buyer wishes to purchase from Sellers, all of the Shares, subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
PURCHASE AND SALE

Section 1.01. Purchase and Sale of Shares. Subject to the terms and conditions set forth herein, at the Closing (as defined below), Sellers shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase from Sellers, all of Sellers’ right, title and interest in the Shares, free and clear of any pledge, lien, charge, security interest, claim or other encumbrance.

Section 1.02. Purchase Price. The aggregate consideration Buyer shall pay for the Shares shall be (a) 100,000 shares of common stock of Overstock as described below (the “Overstock Shares”) plus (b) a cash payment of $500,000 (the “Purchase Price”). At or in connection with the Closing, in accordance with wiring instructions from Sellers, Buyer (a) shall pay $15,000 of the cash portion of the Purchase Price directly to Amiri Law Firm P.C., counsel to SiteHelix, and $170,437 of the cash portion of the Purchase Price directly to Sam Noursalehi, in payment of SiteHelix obligations to such persons, and (b) subject to any amounts to be withheld as described in this Agreement, shall pay the balance of the cash portion of the Purchase Price to Sellers at the Closing by check or by wire transfer of immediately available funds in accordance with wire transfer instructions provided by Sellers prior to the Closing, and shall cause or initiate the issuance of the Overstock Shares to Sellers, all as set forth on Schedule I to this Agreement, but subject to any tax withholding or other deductions permitted by this Agreement.

Section 1.03. Sellers’ Representations Regarding Overstock Shares. Each Seller, severally and not jointly, hereby represents and warrants to the Buyer as follows:

(a)No Registration; Restrictions on Transfer.

(i)Such Seller understands that the offer and sale of the Overstock Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any securities, “blue sky” or other similar laws of any jurisdiction (collectively referred to as the “State Securities Laws”), by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of such Seller and of the other representations made by such Seller in this Agreement. Such Seller understands that Overstock is relying upon the representations and agreements contained in this Agreement for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii)Such Seller understands that the Overstock Shares are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that such Seller may dispose of the Overstock Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and such Seller understands that Overstock has no obligation or intention to register any of the Overstock Shares, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Accordingly, such Seller understands that under the Commission’s rules, such Seller may dispose of the Overstock Shares principally only in “private placements” that are exempt from registration under the Securities Act, in which event the transferee may acquire “restricted securities” subject to the same limitations as in the hands of such Seller, depending on the applicable exemption. Consequently, such Seller understands that such Seller must bear the economic risks of the investment in the Overstock Shares for an indefinite period of time.

(iii)Such Seller agrees: (A) that such Seller will not sell, assign, pledge, give, transfer or otherwise dispose of the Overstock Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except in one or more transactions that are exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (B) that the certificates representing the Overstock Shares will bear a legend making reference to the foregoing restrictions; and (C) that Overstock and its affiliates shall not be required to give effect to any purported transfer of such Overstock Shares except upon compliance with the foregoing restrictions.

(b)Investment Intent. Such Seller is acquiring the Overstock Shares for investment for such Seller’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Seller further represents that such Seller does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Overstock Shares.

(c)Investment Experience. Such Seller has such knowledge and experience in financial and business matters that such Seller is capable of evaluating the merits and risks of his investment in the Overstock Shares and acknowledges and confirms that such Seller can protect his own interests in making such Seller’s determination to accept Overstock Shares pursuant to this Agreement.

(d)Speculative Nature of Investment. Such Seller understands and acknowledges that an investment in the Overstock Shares involves substantial risks. Such Seller confirms that such Seller can bear the economic risk of such Seller’s investment in the Overstock Shares and is able to hold the Overstock Shares for an indefinite period of time and is able and willing to suffer a complete loss of the Seller’s investment in the Overstock Shares.

(e)Information Concerning Overstock. Such Seller acknowledges that Buyer has furnished or caused to be furnished to such Seller the information specified in Rule 502(b)(2) under the Securities Act, including Buyer’s annual report on Form 10-K for the year ended December 31, 2017 and all reports filed by Buyer with the SEC since the filing of the Form 10-K, all of which are available at the SEC’s public website and specifically are available at this link:

https://www.sec.gov/cgi-bin/browse-edgar?CIK=ostk&owner=exclude&action=getcompany
The Overstock Shares are shares of common stock with no special rights of any nature. The proceeds of the offering of the Overstock Shares consist solely of the SiteHelix shares the Sellers are selling to Buyer.
Such Seller confirms that he is aware that Sam Noursalehi is an accredited investor, as that term is defined under Rule 501 of the Securities Act, and is or was an executive officer and member of the board of directors of Overstock, and that, as such, Mr. Noursalehi may have access to material information concerning the offering of the Overstock Shares that has not been delivered to the other Sellers. Such Seller is also aware that he has the right to require Overstock to deliver any such information to such Seller prior to entering into this Agreement, and by signing this Agreement such Seller confirms that such Seller has not requested any such information or that Buyer has delivered any such information requested by such Seller prior to entering into this Agreement.
(f)Access to Data. Such Seller has had an opportunity to ask questions of, and receive answers from, officers of Buyer concerning Buyer’s business, management and financial affairs, which questions were answered to his satisfaction. Such Seller also acknowledges that he is relying solely on counsel or advisors to SiteHelix or his own counsel or advisors, whichever is applicable, and not on any statements or representations of Buyer or its agents (other than the representations and warranties set forth in Section 3 hereof) for legal, tax, investment or other advice with respect to his investment in the Overstock Shares or the transactions contemplated by this Agreement. Sellers have undertaken such due diligence (including a review of the properties, liabilities, books, records and contracts of the Buyer) as Buyer has undertaken such due diligence (including a review of the properties, liabilities, books, records and contracts of the Company) as Buyer deems adequate Buyer has undertaken such due diligence (including a review of the properties, liabilities, books, records and contracts of the Company) as Buyer deems adequate Buyer has undertaken such due diligence (including a review of the properties, liabilities, books, records and contracts of the Company) as Buyer deems adequate Sellers deem adequate.

(g)Residency. Each Seller is a resident of the State of Utah, except for Allen Joel Dickson, who is a resident of Maryland.

Section 1.04. Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price any taxes that Buyer may be required to deduct and withhold under any applicable tax law. All such withheld amounts shall be treated as part of the Purchase Price and deducted from the amount of cash payable to Sellers hereunder.

ARTICLE II
CLOSING

Section 2.01. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m. Mountain Time on June 28, 2018 at the offices of Buyer located at 799 W. Coliseum Way, Midvale Utah, or at such other time or place or in such other manner as Sellers and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date”.

Section 2.02. Closing Deliverables.

(a)    At the Closing, Sellers shall deliver to Buyer the following:

(i)    stock certificates representing 100% of the Shares, duly endorsed in blank or accompanied by stock powers executed in blank;

(ii)    to the extent requested by Buyer, tax clearance certificates from the taxing authorities in the jurisdictions that impose taxes on SiteHelix or where SiteHelix has a duty to file Tax Returns (as defined in Section 3.09) in connection with the transactions contemplated by this Agreement and evidence of the payment in full or other satisfaction of any taxes owed by SiteHelix in those jurisdictions;

(iii)    certificates of officers of SiteHelix certifying as to such matters as may be requested by Buyer and such other instruments or documents, in form and substance reasonably satisfactory to Buyer, as may be requested by Buyer; and

(iv)    a legal opinion of counsel to SiteHelix reasonably satisfactory to Buyer.

(b)    At the Closing, Buyer shall deliver to Sellers the following:

(i)    the cash portion of the Purchase Price, net of the payments to creditors of SiteHelix, as described herein; and

(ii)    Certificates representing the Overstock Shares or confirmation that Overstock has instructed its transfer agent to issue the Overstock Shares to Sellers or evidence of the delivery to Sellers or their nominees of the Overstock Shares via the facilities of the DTC or otherwise, in accordance with Schedule I to this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers hereby jointly and severally represent and warrant to Buyer that the statements contained in this Article III are true and correct as of the Closing Date. For purposes of this Article III, “Sellers’ knowledge,” “knowledge of Sellers” and any similar phrases shall mean the actual or constructive knowledge of any Seller, after due inquiry.
Section 3.01. Organization of SiteHelix. SiteHelix is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

Section 3.02. Authority of Sellers. Each Seller has full power and authority to enter into this Agreement, to carry out such Seller’s obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by each Seller of this Agreement, the performance by such Seller of its obligations hereunder, and the consummation by Sellers of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Sellers. This Agreement constitutes legal, valid, and binding obligations of each Seller enforceable against each Seller in accordance with its terms.

Section 3.03. No Encumbrances. The Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by the Sellers as shown on Schedule I hereto, in each case free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (“Encumbrances”). Upon consummation of the transactions contemplated by this Agreement, Buyer shall own the Shares, free and clear of all Encumbrances.

Section 3.04. No Conflicts or Consents. The execution, delivery and performance by Sellers of this Agreement do not conflict with, violate or result in the breach of, or create any Encumbrance on the Shares pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which any Seller is a party or is subject or by which any of the Shares are bound. No governmental, administrative or other third party consents or approvals are required by or with respect to any Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.05. No Liabilities, Commitments or Obligations. SiteHelix has no liabilities, commitments or obligations of any nature, fixed or contingent (“Liabilities”), except for (a) its indebtedness to Arshan Amiri of $15,000, and Sam Noursalehi of $170,437, all of which will be fully satisfied by the respective payments to be made to the foregoing persons as described in Section 1.02 of this Agreement, and (b) its obligations under the Software Licensing Agreement dated November 2, 2016 between SiteHelix and Overstock.

Section 3.06. Title to Shares. Sellers have and at the Closing are conveying to Buyer good and valid title to all of the Shares, free and clear of any Encumbrances.

Section 3.07. Legal Proceedings; Governmental Orders.

(a)    There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, “Actions”) pending or, to any Seller’s knowledge, threatened against or by SiteHelix: (a) relating to or affecting or potentially affecting SiteHelix, the business conducted by SiteHelix (the “Business”) or any of the Shares; or (b) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement; and no event has occurred and no circumstances exist that may give rise to, or serve as a basis for, any Action.

(b)    There are no outstanding orders, writs, judgments, injunctions, decrees, stipulations, determinations, penalties or awards of any governmental authority (“Governmental Order”) or any other person or entity against, relating to, or affecting SiteHelix, the Business or the Shares.

Section 3.08. Compliance with Laws. SiteHelix is in compliance with all laws, rules and regulations (“Laws”) applicable to it or the Business.

Section 3.09. Taxes. All Taxes due and owing by SiteHelix have been, or will be, timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of SiteHelix. All Tax Returns required to be filed by SiteHelix for any tax periods prior to Closing have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete, and correct in all respects. The term “Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property (real or personal), customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto. The term “Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 3.10. Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SiteHelix or any Seller.

Section 3.11. Full Disclosure. No representation or warranty by any Seller in this Agreement and no statement contained in any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

Section 3.12. Stockholders of SiteHelix. Sellers are all of the stockholders of SiteHelix. The Shares represent 100% of the outstanding capital stock of SiteHelix. No Seller nor any other person holds any other interest or any option or right to acquire any capital stock of SiteHelix.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers that the statements contained in this Article IV are true and correct as of the date hereof.
Section 4.01. Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Buyer has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder, and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement constitutes legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with its terms.

Section 4.02. No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, bylaws, or other organizational documents of Buyer; or (b) violate or conflict with any provision of any Law or order of any governmental authority applicable to Buyer.

Section 4.03. Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

ARTICLE V.
COVENANTS

Section 5.01. Public Announcements. Buyer shall determine whether, when and how to make any disclosure regarding the transactions contemplated by this Agreement. No Seller shall make any public disclosure regarding the transactions contemplated by this Agreement without the prior written consent of Buyer unless the disclosure was already made public by Buyer or through no fault of Sellers. Notwithstanding the obligations of non-disclosure contained in this Section 5.01 and so long as Buyer’s identity or the terms of this Agreement are not disclosed, Sellers may disclose to employers, potential employers or other third parties considering hiring a Seller or retaining a Seller’s services, that SiteHelix was acquired by a third‑party buyer.

Section 5.02. Transfer Taxes. Any sales, transfer, use, registration, or other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne and paid by Sellers when due. Sellers shall, at their own expense, timely file any Tax Returns or other document with respect to any such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

Section 5.03. Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

ARTICLE VI.
INDEMNIFICATION

Section 6.01. Survival. All representations, warranties, covenants, and agreements contained herein and all related rights to indemnification shall survive the Closing.

Section 6.02. Indemnification by Sellers. Subject to the other terms and conditions of this Article VI, Sellers shall jointly and severally indemnify and defend Buyer against, and shall hold Buyer harmless from and against, any and all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees (collectively, “Losses”), incurred or sustained by, or imposed upon, SiteHelix, the Business or the Buyer based upon, arising out of, or with respect to:

(a)    any inaccuracy in or breach of any of the representations or warranties of Sellers contained in this Agreement, or any schedule, certificate, or exhibit related hereto, as of the date of this Agreement;

(b)    any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Sellers pursuant to this Agreement, or any schedule, certificate, or exhibit related hereto; or

(c)    any Third Party Claim based upon, resulting from, or arising out of the business, operations, properties, assets, or obligations of SiteHelix conducted, existing, or arising on or prior to the Closing Date. For purposes of this Agreement, “Third Party Claim” means notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing.

Section 6.03. Maximum Aggregate Third Party Claim Liability (Sellers). Sellers are not obligated to reimburse Buyer under Section 6.02 for any Losses that exceed, in the aggregate, the total amount of the Purchase Price paid to Sellers under this Agreement.

Section 6.04. Indemnification by Buyer. Subject to the other terms and conditions of this Article VI, Buyer shall indemnify and defend Sellers against, and shall hold Sellers harmless from and against any and all Losses incurred or sustained by, or imposed upon, Sellers based upon, arising out of, or with respect to:

(a)    any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any schedule, certificate, or exhibit related thereto as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b)    any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement or any schedule, certificate, or exhibit related thereto.

Section 6.05. Maximum Aggregate Third Party Claim Liability (Buyer). Buyer is not obligated to reimburse Sellers under Section 6.04 for any Losses that exceed, in the aggregate, the total amount of the Purchase Price paid to Sellers under this Agreement.

Section 6.06. Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 6.07. Cumulative Remedies. The rights and remedies provided in this Article VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VII.
MISCELLANEOUS

Section 7.01. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02. Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email, with confirmation of transmission, if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to the Sellers:	c/o Sam Noursalehi 3139 E. Old Mill Circle Salt Lake City, UT 84121
with a copy to:	Arshan Amiri Amiri Law Firm P.C. 4445 Eastgate Mall, Suite 200 San Diego, CA 92121
If to Buyer:	OVERSTOCK.COM, INC. 799 W. Coliseum Way Midvale, UT 84047 Attention: Stanton Huntington Email: stantonhuntington@overstock.com
with a copy to:	OVERSTOCK.COM, INC. 799 W. Coliseum Way Midvale, UT 84047 Attention: E. Glen Nickle Email: gnickle@overstock.com

Section 7.03. Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.04. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 7.05. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 7.06. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7.07. Amendment and Modification; Waiver; Termination. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. This Agreement may be terminated by Buyer if the Closing has not occurred on or before June 30, 2018.

Section 7.08. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Utah without giving effect to any choice or conflict of law provision or rule, except to the extent that the Laws of the State of Delaware are mandatorily applicable. Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of Utah in each case located in the City of Salt Lake City, Utah or County of Salt Lake, Utah and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 7.09. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date first written above.

SELLERS: /s/ Sam Noursalehi SAM NOURSALEHI /s/ Yugang Hu YUGANG HU /s/ Allen Joel Dickson ALLEN JOEL DICKSON /s/ Ryan Ray RYAN RAY /s/ Oliver Wayne Blanton OLIVER WAYNE BLANTON
BUYER: OVERSTOCK.COM, INC. By:/s/ E. Glen Nickle Name: E. Glen Nickle Title: Vice President, Legal & General Counsel

SCHEDULE I

[omitted]